1 Megacable & MCM Selected Financial Information March 8, 2006 Exhibit 99.3

Selected Megacable & MCM Metrics (1)
Boston
Metro
(1) Provided by Megacable and MCM management
(2) Includes cost of service and selling, general and administrative expenses (does not include depreciation and amortization)
(3) For comparative purposes, RCN defines Megacable and MCM EBITDA as Revenue less Operating Expenses (as defined above)
Megacable MCM
Audited Audited Unaudited Audited Audited Unaudited
($ in millions)
2003 2004 1H05 2003 2004 1H05
Revenue 153.5 $      186.2 $      109.2 $      8.6 $          9.4 $          6.6 $
Operating Expense
(2)
81.9 $        103.3 $      63.4 $        11.1 $        12.9 $        6.0 $
EBITDA
(3)
71.6 $        82.9 $        45.8 $        (2.5) $        (3.4) $        0.6 $
EBITDA Margin 47% 45% 42% -29% -36% 9%
Cash 58.5 $        82.1 $        128.3 $      7.2 $          6.1 $          5.1 $
Total Assets 270.5 $      314.9 $      350.0 $      53.8 $        54.2 $        54.1 $
Long Term Debt 9.0 $          3.9 $          2.9 $          13.5 $        14.1 $        15.1 $
Total Liabilities 98.5 $        84.3 $        75.9 $        33.4 $        36.9 $        37.5 $